Exhibit 99.1

FOR IMMEDIATE RELEASE	CROSSFIRST BANKSHARES, INC. CONTACT:
October 21, 2019	Matt Needham, Director of Investor Relations
(913) 312-6822
https://investors.crossfirstbankshares.com

CrossFirst Bankshares, Inc. Reports Record Third Quarter Net Interest Income and Net Income

LEAWOOD, Kan., Oct. 21, 2019 (GLOBE NEWSWIRE) -- CrossFirst Bankshares, Inc. (Nasdaq: CFB), the bank holding company for CrossFirst Bank, today reported its results for the third quarter of 2019, including record net income of $10.4 million, or $0.21 per diluted share and year-to-date 2019 net income of $29.2 million or $0.61 per diluted share. CrossFirst continues to deliver growth to drive net interest income, earnings and operating leverage while managing through a declining interest rate environment.

"We are pleased with our third quarter results and first quarter reported as a public company," said CrossFirst’s CEO and President George F. Jones, Jr. “While our organization experienced interest margin compression from declining rates, we were still able to deliver net interest income growth in the third quarter. Our teams delivered strong balance sheet growth and we had another quarter of record net income. I am very proud of our employees and what they were able to accomplish.”
2019 Third Quarter Highlights*:

•	Record quarterly net income of $10.4 million, an increase of 63% from the third quarter of 2018

•	Record year-to-date net income of $29.2 million, an increase of 215% from the same period in 2018

•	Diluted EPS of $0.21 for the quarter, an increase of 40% from the same period in 2018

•	Diluted EPS of $0.61 for year-to-date 2019, an increase of 177% from the same period in 2018

•	Achieved efficiency ratios of 54.3% for the quarter and 59.4% year-to-date

•	Grew loans by $163 million from the previous quarter-end and $895 million or 33% since September 30, 2018

•	Grew deposits by $74 million from the previous quarter-end and $851 million or 30% since September 30, 2018

•	Book value per share of $11.59 at September 30, 2019 compared to $9.43 at September 30, 2018
*All share and per share information provided in this release has been adjusted to reflect a 2-for-1 stock split effected in the form of a dividend on December 21, 2018.

	Quarter-to-Date		Year-to-Date
	September 30,		September 30,
	2018	2019	2018	2019
	(Dollars in millions except per share data)
Net income	$6.4	$10.4	$9.3	$29.2
Diluted EPS	$0.15	$0.21	$0.22	$0.61

Return on average assets	0.70%	0.89%	0.37%	0.89%
Return on average common equity	6.68%	7.58%	3.51%	7.76%
Non-GAAP return on average tangible common equity(1)	6.84%	7.68%	3.61%	7.89%
Net interest margin	3.35%	3.19%	3.23%	3.29%
Net interest margin, fully tax-equivalent(2)	3.44%	3.24%	3.34%	3.35%
Efficiency ratio	65.9%	54.3%	79.1%	59.4%
Non-GAAP efficiency ratio, fully tax-equivalent(1)(2)	64.3%	53.4%	76.8%	58.4%

(1) Represents a non-GAAP measure. See "Table 7. Non-GAAP Financial Measures" for a reconciliation of this measure.
(2) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental federal tax rate used is 21.0%.

CROSSFIRST BANKSHARES, INC.

Income from Operations
Net Interest Income
The Company produced record interest income of $55.5 million for the third quarter of 2019, an increase of 36% from the third quarter of 2018 and 2% greater than the second quarter of 2019. Interest income growth was primarily a result of continued strong growth in average outstanding earning assets. The tax-equivalent yield on earning assets declined from 5.18% to 5.00% during the third quarter of 2019 primarily due to the movement of variable rate assets indexed to market rates and changes in the investment portfolio yields resulting from higher prepayment speeds on the Company's mortgage backed portfolio. Year-to-date interest income is up 47% over the same period in 2018.

Interest expense for the third quarter of 2019 was $19.7 million, or 67% higher than the third quarter of 2018 and 2% higher than the second quarter of 2019. Average interest-bearing deposits in the third quarter of 2019 totaled $3.2 billion, an increase of $847 million or 37% from $2.3 billion in the same quarter in 2018. The interest-bearing deposit mix changes during the quarter were focused on lowering margin exposure to declining rates, however this offset some of the impact of the lower deposit rates during the quarter. Non-deposit funding costs increased to 1.95% from 1.93% in the second quarter of 2019 while overall cost of funds for the quarter was 1.94%, compared to 1.99% for the second quarter of 2019.

Tax-equivalent net interest margin declined to 3.24% for the quarter compared to 3.44% for the same quarter in 2018, reflecting the impact of the declining rate environment. For the nine months ended September 30, 2019, the Company reported a net interest margin of 3.35%, slightly higher than the same period for 2018. The tax-equivalent adjustment, which accounts for income taxes saved on the interest earned on nontaxable securities and loans, was $0.6 million for the third quarter of 2019 and $0.8 million for the third quarter of 2018, and $0.6 million for the second quarter of 2019. Net interest income totaled $35.8 million for the third quarter of 2019 or 3% greater than the second quarter of 2019. Year-to-date net interest income was 34% higher than the same period of 2018 reflecting the Company's strong balance sheet growth and maintenance of net interest margin.

Non-Interest Income
Non-interest income increased $2.0 million in the third quarter of 2019 or 171% compared to the same quarter of 2018 and $1.5 million or 92% compared to the second quarter of 2019. While the Company continues to increase fee income commensurate with its growth, the back-to-back swap program generated strong fee income with $1.1 million of new fees recorded during the quarter. During the third quarter of 2019, the Company also recorded a one-time $0.8 million gain related to a changed in derivative valuation. Historically, the company used a peer group in order to value the counter-party risk to assess potential credit default. As the program has matured, the Company reviewed the valuation methodology and implemented a more sophisticated view of risk as the swaps are cross collateralized with the loans being hedged.

Non-Interest Expense
Non-interest expense for the third quarter of 2019 increased $1.3 million, or 7%, compared to the third quarter of 2018 and decreased $0.8 million, or 4% from the second quarter of 2019. Compared to the third quarter of 2018, salary and employment-related expenses increased $1.6 million for additional employee headcount required to support growth and data processing costs were higher from the Company's increased volumes of activity, partially offset by a $0.5 million decrease in FDIC insurance expense. As compared to the second quarter of 2019, salary and employment-related expenses decreased $0.2 million as a result of continuing to manage resource allocation and hiring and FDIC insurance expense decreased $0.6 million as a result of a one-time small bank credit. Year-to-date non-interest expense increased by less than 1% compared to the same period in 2018.

CrossFirst’s effective tax rate for the nine months ended September 30, 2019 was 15.4% as compared to (10.8)% for the nine months ended September 30, 2018. The year-over-year change was primarily due to higher earnings, a reduction in tax-exempt income due to average yields on tax exempt securities decreasing, and permanent tax benefits from a stock-based compensation award in 2018 as compared to 2019. The effective tax rate for the third quarter of 2019 was 20.0% compared to 19.6% for the second quarter of 2019. For both of the comparable periods, the Company continues to benefit from the tax-exempt municipal bond portfolio creating an effective tax rate lower than the statutory tax rates.

Balance Sheet Performance & Analysis
During the third quarter of 2019, total assets increased by $178 million or 4% compared to June 30, 2019 with both strong loan and deposit growth. Asset growth for CrossFirst was $935 million or 25% over the last twelve months. While both loans and deposits grew for the quarter, loan volumes outpaced deposit growth increasing the loan to deposit ratio from 96.7% to 99.2%. During the third quarter of 2019, total available for sale investment securities increased $28 million to $733 million, while the overall average for the quarter was $728 million. Tax- exempt municipal securities on average increased $18 million and mortgage backed securities decreased $10 million. The

CROSSFIRST BANKSHARES, INC.

increase in investment securities was part of management's strategy to manage liquidity and optimize income.

Loan Growth Results
The Company continues to maintain a diversified loan portfolio while experiencing strong loan growth of 5% for the third quarter of 2019 and 33% since September 30, 2018. Loan yields declined 13 basis points in the overall portfolio commensurate with the adjustable rate loan movements with Libor and Prime over the course of the quarter. The Company experienced $204 million in payoffs for the quarter, but was able to fund $367 million in loans to replace and grow the overall portfolio.

(Dollars in millions)	3Q18	4Q18	1Q19	2Q19	3Q19	% of Total	QoQ Growth ($)	QoQ Growth (%)(1)	YoY Growth ($)	YoY Growth (%)(1)
Period-end loans (gross)
Commercial and industrial	$958	$1,134	$1,163	$1,254	$1,313	36.1%	$59	5%	$355	37%
Energy	312	358	376	386	396	10.9	10	3	84	27
Commercial real estate	770	847	948	968	993	27.3	25	3	223	29
Construction and land development	436	440	427	463	528	14.5	65	14	92	21
Residential real estate	226	246	331	359	365	10.0	6	2	139	62
Equity lines of credit	22	20	20	21	22	0.6	1	3	—	—
Consumer installment	20	24	22	25	22	0.6	(3)	(14)	2	6
Total	$2,744	$3,069	$3,287	$3,476	$3,639	100.0%	$163	5%	$895	33%

Average loans, net of unearned income	$2,523	$2,911	$3,176	$3,398	$3,541		$143	4%	$1,018	40%
Yield on loans for the period ending	5.35%	5.56%	5.75%	5.66%	5.53%
(1) Actual unrounded values are used to calculate the reported percent disclosed. Accordingly, recalculations using the amounts in millions as disclosed in this release may not produce the same amounts.

Deposit Growth Results
The Company continues to maintain a traditional deposit mix, with the goal of keeping pace with growth in the loan portfolio. Deposit growth was primarily funded with money market accounts during the quarter, which have historically adjusted with movements in fed funds rates. To continue lowering the duration of its deposit base, the Company did not renew $67 million of brokered deposits that matured during the quarter.

(Dollars in millions)	3Q18	4Q18	1Q19	2Q19	3Q19	% of Total	QoQ Growth ($)	QoQ Growth (%)(1)	YoY Growth ($)	YoY Growth (%)(1)
Period-end deposits
Non-interest bearing deposits	$505	$484	$488	$512	$514	14.1%	$2	—%	$9	2%
Transaction deposits	56	82	119	137	146	4.0%	9	7	90	163
Savings and money market deposits	1,448	1,632	1,511	1,634	1,776	48.5%	142	9	328	23
Time deposits < $100,000	338	440	554	535	469	12.8%	(66)	(12)	131	39
Time deposits > $100,000	460	570	728	766	753	20.6%	(13)	(2)	293	64
Total	$2,807	$3,208	$3,400	$3,584	$3,658	100.0%	$74	2%	$851	30%

Brokered deposits	$262	$343	$424	$397	$330	9.0%	$(67)	(17)%	$68	26%

Average deposits
Non-interest bearing deposits	$492	$492	$477	$513	$535	14.5%	$22	4%	$43	9%
Transaction deposits	56	63	104	144	135	3.7%	(9)	(6)	79	141
Savings and money market deposits	1,450	1,498	1,544	1,560	1,744	47.2%	184	12	294	20
Time deposits	801	913	1,165	1,305	1,277	34.6%	(28)	(2)	476	59
Total	$2,799	$2,966	$3,290	$3,522	$3,691	100.0%	$169	5%	$892	32%

Cost of deposits for the period ending	1.42%	1.70%	1.96%	1.99%	1.94%
Cost of interest-bearing deposits for the period ending	1.72%	2.04%	2.30%	2.33%	2.26%
(1) Actual unrounded values are used to calculate the reported percent disclosed. Accordingly, recalculations using the amounts in millions as disclosed in this release may not produce the same amounts.

CROSSFIRST BANKSHARES, INC.

Asset Quality Position
The Company continued to add to the allowance for loan loss in order to support loan growth and changes in relative risk for the overall portfolio, including with respect to one previously disclosed non-performing loan, recording a provision expense of $4.9 million for the quarter. Net charge-offs were $4.7 million for the quarter as a result of liquidating two other previously identified non-performing loans, as compared to net recoveries of $0.3 million for the third quarter in 2018. During the quarter, non-performing assets to assets declined from 1.18% in the second quarter to 1.00% in the third quarter and classified assets to capital continued to trend down.

Asset quality (Dollars in millions)	3Q18	4Q18	1Q19	2Q19	3Q19	QoQ Growth ($)	YoY Growth ($)
Non-accrual loans	$12.6	$17.8	$13.0	$50.0	$43.6	$(6.4)	$31.0
Other real estate owned	—	—	2.5	2.5	2.5	—	2.5
Non-performing assets	13.1	17.8	15.5	52.8	46.7	(6.1)	33.6
Loans 90+ days past due and still accruing	0.4	—	—	0.2	0.6	0.4	0.2
Loans 30 - 89 days past due	26.3	3.7	31.1	23.6	64.7	41.1	38.4
Classified loans	54.3	101.4	97.5	88.3	85.2	(3.1)	30.9
Net charge-offs (recoveries)	(0.3)	0.2	0.7	—	4.7	4.7	5.0
Provision for loan loss	3.0	4.5	2.9	2.9	4.9	2.0	1.9
Allowance for loan loss	33.5	37.8	40.0	42.9	43.0	0.1	9.5

Asset quality metrics	3Q18	4Q18	1Q19	2Q19	3Q19
Non-performing assets to total assets	0.35%	0.43%	0.36%	1.18%	1.00%
Allowance for loan loss to total loans	1.22	1.23	1.22	1.24	1.18
Allowance for loan loss to non-performing loans	257	212	307	85	97
Net charge-offs (recoveries) to average loans(1)	(0.05)	0.03	0.09	—	0.53
Loans 30 - 89 days past due to loans	0.96	0.12	0.95	0.68	1.78
Provision to average loans(1)	0.47	0.61	0.36	0.34	0.54
Classified Loans / (Total Capital + ALLL)	12.3	19.2	18.7	16.3	13.2
(1) Interim periods annualized.

Capital Position After Initial Public Offering
At September 30, 2019, stockholders’ equity totaled $602 million, or $11.59 per share, compared to $499 million, or $11.00 per share, at June 30, 2019. Tangible common stockholders' equity was $595 million and tangible book value per share was $11.44 at September 30, 2019. The increase in stockholders' equity was a result of quarterly earnings, an increase in accumulated other comprehensive income for unrealized bond gains, and proceeds received from the initial public offering.

Period-end (Dollars in millions, except per share data)	3Q18	4Q18	1Q19	2Q19	3Q19
Total Stockholders' Equity	$410	$490	$481	$499	$602

Book value per share	$9.43	$10.21	$10.63	$11.00	$11.59
Tangible book value per share(1)	$9.24	$10.04	$10.46	$10.83	$11.44

Common equity tier 1 capital ratio	10.55%	11.75%	11.23%	11.02%	12.91%
Tier 1 capital ratio	11.38	12.53	11.23	11.04	12.93
Total capital ratio	12.32	13.51	12.20	12.04	13.90
Leverage ratio	11.39	12.43	11.15	10.87	12.57

(1) Represents a non-GAAP measure. See "Table 7. Non-GAAP Financial Measures" for a reconciliation of this measure.

On September 17, 2019 the underwriters for the initial public offering, acquired an additional 844,362 shares of CrossFirst's common stock pursuant to the partial exercise of the underwriters’ over- allotment option granted in connection with the initial public offering. The additional shares were sold at the IPO price of $14.50 per share, less underwriting discounts and commissions. Net proceeds from the sale of the additional shares were approximately $11.4 million, after deducting underwriting discounts and commissions. During the third quarter of 2019, the Company issued 6,594,362 new shares, including the over-allotment, bringing its total net proceeds from the offering to approximately $87.0 million. The Company intends to use the net proceeds from the offering to support our growth, organically or through mergers and acquisitions, and for general corporate purposes. As previously disclosed, the Company is currently considering using a portion of the net proceeds for the opening of a second smaller full-service branch in the Dallas MSA, in addition to consistently evaluating other strategic opportunities.

CROSSFIRST BANKSHARES, INC.

Conference Call and Webcast
CrossFirst will hold a conference call and webcast to discuss third quarter 2019 results on Monday, October 21, 2019 at 4 p.m. CDT / 5 p.m. EDT. The conference call and webcast may also include discussion of Company developments, forward-looking statements and other material information about business and financial matters. Investors, news media, and other participants should register for the call or audio webcast at https://investors.CrossFirstbankshares.com. Participants may dial into the call toll-free at (877) 621- 5851 from anywhere in the U.S. or (470) 495-9492 internationally, using conference ID no. 6057529. Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.

A replay of the webcast will be available on the Company website. A replay of the conference call will be available two hours following the close of the call until October 28, 2019, accessible at (855) 859-2056 with conference ID no. 6057529.

Cautionary Notice about Forward-Looking Statements
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed. This earnings release contains forward-looking statements. These forward-looking statements reflect the Company's current views with respect to, among other things, future events and its financial performance. Any statements about management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.

Accordingly, the Company cautions you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. Such factors include, without limitation, those listed from time to time in reports that the Company files with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

About CrossFirst
CrossFirst Bankshares, Inc., is a Kansas corporation and a registered bank holding company for its wholly-owned subsidiary CrossFirst Bank, which is headquartered in Leawood, Kansas. CrossFirst Bank has seven full-service banking offices primarily along the I-35 corridor in Kansas, Missouri, Oklahoma and Texas.

Unaudited Financial Tables

•	Table 1. Selected Financial Highlights

•	Table 2. Year-to-Date Analysis of Changes in Net Interest Income (2018 & 2019)

•	Table 3. 2018 - 2019 Quarterly Analysis of Changes in Net Interest Income

•	Table 4. Linked Quarterly Analysis of Changes in Net Interest Income

•	Table 5. Consolidated Balance Sheets

•	Table 6. Consolidated Statements of Income

•	Table 7. Non-GAAP Financial Measures

CROSSFIRST BANKSHARES, INC.

TABLE 1. SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands, except per share data)

	CrossFirst Bankshares, Inc.
	Quarterly Selected Financials (Unaudited)
	3Q18	4Q18	1Q19	2Q19	3Q19
Income Statement Data
Interest income	$40,775	$47,068	$51,317	$54,192	$55,529
Interest expense	11,807	14,753	17,712	19,318	19,743
Net interest income	28,968	32,315	33,605	34,874	35,786
Provision for loan losses	3,000	4,500	2,850	2,850	4,850
Non-interest income	1,185	1,195	1,645	1,672	3,212
Non-interest expense	19,875	20,166	22,631	21,960	21,172
Net income before taxes	7,278	8,844	9,769	11,736	12,976
Income tax expense (benefit)	924	(1,490)	419	2,297	2,592
Net income	6,354	10,334	9,350	9,439	10,384
Preferred stock dividends	525	525	175	—	—
Net income available to common stockholders	5,829	9,809	9,175	9,439	10,384
Non-GAAP core operating income(1)	$6,481	$6,600	$7,989	$9,754	$10,384
Balance Sheet Data
Cash and cash equivalents	$118,323	$216,541	$117,317	$141,373	$128,126
Securities	690,580	663,678	707,430	704,776	733,093
Gross loans (net of unearned income)	2,736,262	3,060,747	3,277,598	3,467,204	3,629,792
Allowance for loan losses	33,540	37,826	40,001	42,852	42,995
Goodwill and intangibles	7,821	7,796	7,770	7,745	7,720
Non-interest bearing deposits	504,794	484,284	488,375	511,837	513,832
Total deposits	2,806,580	3,208,097	3,399,899	3,584,136	3,658,108
Borrowings and repurchase agreements	483,145	388,391	368,597	364,246	357,614
Trust preferred securities, net of fair value adjustment	875	884	893	902	912
Preferred stock	30,000	30,000	—	—	—
Common stock(2)	359,725	424,975	428,864	430,800	519,336
Total stockholders' equity	409,780	490,336	480,514	499,195	602,435
Tangible common stockholders' equity(1)	$371,959	$452,540	$472,744	$491,450	$594,715
Share and Per Share Data
Basic earnings per common share(2)	$0.15	$0.22	$0.20	$0.21	$0.22
Diluted earning per common share(2)	0.15	0.22	0.20	0.20	0.21
Book value per share(2)	9.43	10.21	10.63	11.00	11.59
Tangible book value per share(1)(2)	$9.24	$10.04	$10.46	$10.83	$11.44
Basic weighted average common shares outstanding(2)	37,790,614	43,853,170	45,093,442	45,236,264	48,351,553
Diluted weighted average common shares outstanding(2)	38,778,624	44,920,448	45,960,267	46,211,780	49,164,549
Shares outstanding at end of period(2)	40,261,480	45,074,322	45,202,370	45,367,641	51,969,203
Selected Ratios
Return on average assets	0.70%	1.06%	0.91%	0.86%	0.89%
Return on average common equity	6.68	9.03	7.98	7.78	7.58
Yield on earning assets	4.72	5.01	5.18	5.12	4.94
Yield on earning assets - tax equivalent(3)	4.81	5.08	5.25	5.18	5.00
Yield on securities	3.18	3.24	3.23	3.08	2.85
Yield on securities - tax equivalent(3)	3.58	3.61	3.59	3.42	3.19

CROSSFIRST BANKSHARES, INC.

	CrossFirst Bankshares, Inc.
	Quarterly Selected Financials (Unaudited)
	3Q18	4Q18	1Q19	2Q19	3Q19
Yield on loans	5.35	5.56	5.75	5.66	5.53
Cost of interest-bearing liabilities	1.73	2.01	2.25	2.29	2.24
Cost of interest-bearing deposits	1.72	2.04	2.30	2.33	2.26
Cost of funds	1.46	1.72	1.96	1.99	1.94
Cost of deposits	1.42	1.70	1.96	1.99	1.94
Cost of other borrowings	1.77	1.79	1.86	1.93	1.95
Net interest margin - tax equivalent(3)	3.44	3.51	3.46	3.35	3.24
Non-interest expense to average assets	2.20	2.06	2.20	2.00	1.82
Efficiency ratio(4)	65.91	60.18	64.20	60.09	54.29
Non-interest bearing deposits to total deposits	17.99	15.10	14.36	14.28	14.05
Loans to deposits	97.49%	95.41%	96.40%	96.74%	99.23%
Credit Quality Ratios
Allowance for loan losses to total loans	1.22%	1.23%	1.22%	1.24%	1.18%
Nonperforming assets to total assets	0.35	0.43	0.36	1.18	1.00
Nonperforming loans to total loans	0.48	0.58	0.40	1.45	1.22
Allowance for loan losses to nonperforming loans	256.65	212.30	307.27	85.20	97.12
Net charge-offs (recoveries) to average loans(5)	(0.05)%	0.03%	0.09%	—%	0.53%
Capital Ratios
Total stockholders' equity to total assets	11.03%	11.94%	11.26%	11.16%	12.95%
Common equity tier 1 capital ratio	10.55	11.75	11.23	11.02	12.91
Tier 1 risk-based capital ratio	11.38	12.53	11.23	11.04	12.93
Total risk-based capital ratio	12.32	13.51	12.20	12.04	13.90
Tier 1 leverage ratio	11.39%	12.43%	11.15%	10.87%	12.57%
(1) Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for a reconciliation of this measure.
(2) Share data has been adjusted to reflect a 2-for-1 stock split effected in the form of a dividend on December 21, 2018.
(3) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%.
(4) We calculate efficiency ratio as non-interest expense divided by the sum of net interest income and non-interest income.
(5) Interim periods are annualized.

CROSSFIRST BANKSHARES, INC.

TABLE 2. YEAR-TO-DATE ANALYSIS OF CHANGES IN NET INTEREST INCOME (UNAUDITED)

	Nine Months Ended
	September 30,
	2018			2019
	Average Balance	Interest Income / Expense	Average Yield / Rate(3)	Average Balance	Interest Income / Expense	Average Yield / Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Securities - taxable	$273,525	$6,447	3.15%	$334,272	$7,447	2.98%
Securities - tax-exempt(1)	484,090	14,062	3.88	378,651	10,672	3.77
Federal funds sold	18,782	281	2.00	18,714	345	2.46
Interest-bearing deposits in other banks	174,740	2,200	1.68	135,030	2,107	2.09
Gross loans, net of unearned income(2)	2,275,039	89,262	5.25	3,373,118	142,319	5.64
Total interest-earning assets(1)	3,226,176	$112,252	4.65%	4,239,785	$162,890	5.14%
Allowance for loan losses	(29,607)			(41,329)
Other non-interest-earning assets	166,661			196,900
Total assets	$3,363,230			$4,395,356
Interest-bearing liabilities
Transaction deposits	$53,995	$101	0.25%	$127,785	$1,139	1.19%
Savings and money market deposits	1,381,291	15,658	1.52	1,616,558	27,326	2.26
Time deposits	809,550	10,880	1.80	1,249,219	22,956	2.46
Total interest-bearing deposits	2,244,836	26,639	1.59	2,993,562	51,421	2.30
FHLB and short-term borrowings	381,166	5,020	1.76	366,708	5,240	1.91
Trust preferred securities, net of fair value adjustments	860	100	15.47	895	112	16.74
Non-interest bearing deposits	402,850	—	—	508,888	—	—
Cost of funds	3,029,712	$31,759	1.40%	3,870,053	$56,773	1.96%
Other liabilities	10,929			22,762
Stockholders' equity	322,589			502,541
Total liabilities and stockholders' equity	$3,363,230			$4,395,356
Net interest income(1)		$80,493			$106,117
Net interest spread(1)			3.25%			3.18%
Net interest margin(1)			3.34%			3.35%
(1) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%.
(2) Average loan balances include nonaccrual loans.
(3) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this release may not produce the same amounts.

CROSSFIRST BANKSHARES, INC.

YEAR-TO-DATE VOLUME & RATE VARIANCE TO NET INTEREST INCOME (UNAUDITED)
	Nine Months Ended
	September 30, 2019 over 2018
	Average Volume	Yield/Rate	Net Change(2)
	(Dollars in thousands)
Interest Income
Securities - taxable	$1,364	$(364)	$1,000
Securities - tax-exempt(1)	(3,000)	(390)	(3,390)
Federal funds sold	(1)	65	64
Interest-bearing deposits in other banks	(562)	469	(93)
Gross loans, net of unearned income	45,980	7,077	53,057
Total interest income(1)	43,781	6,857	50,638
Interest Expense
Transaction deposits	277	761	1,038
Savings and money market deposits	3,024	8,644	11,668
Time deposits	7,209	4,867	12,076
Total interest-bearing deposits	10,510	14,272	24,782
FHLB and short-term borrowings	(195)	415	220
Trust preferred securities, net of fair value adjustments	4	8	12
Total interest expense	10,319	14,695	25,014
Net interest income(1)	$33,462	$(7,838)	$25,624

(1) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%.
(2) The change in interest not due solely to volume or rate has been allocated in proportion to the respective absolute dollar amounts of the change in volume or rate.

CROSSFIRST BANKSHARES, INC.

TABLE 3. 2018 - 2019 QUARTERLY ANALYSIS OF CHANGES IN NET INTEREST INCOME (UNAUDITED)

	Three Months Ended
	September 30,
	2018			2019
	Average Balance	Interest Income / Expense	Average Yield / Rate(3)	Average Balance	Interest Income / Expense	Average Yield / Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Securities - taxable	$304,937	$2,454	3.19%	$335,045	$2,264	2.68%
Securities - tax-exempt(1)	447,333	4,338	3.85	392,644	3,592	3.63
Federal funds sold	20,674	110	2.10	16,315	89	2.16
Interest-bearing deposits in other banks	132,585	614	1.84	171,913	881	2.03
Gross loans, net of unearned income(2) (3)	2,523,107	34,012	5.35	3,540,707	49,327	5.53
Total interest-earning assets(1)	3,428,636	$41,528	4.81%	4,456,624	$56,153	5.00%
Allowance for loan losses	(31,716)			(43,327)
Other non-interest-earning assets	191,956			197,661
Total assets	$3,588,876			$4,610,958
Interest-bearing liabilities
Transaction deposits	$56,072	$33	0.24%	$134,987	$386	1.13%
Savings and money market deposits	1,450,397	6,139	1.68	1,743,575	9,553	2.17
Time deposits	801,416	3,827	1.89	1,276,571	8,064	2.51
Total interest-bearing deposits	2,307,885	9,999	1.72	3,155,133	18,003	2.26
FHLB and short-term borrowings	397,252	1,772	1.77	345,794	1,703	1.95
Trust preferred securities, net of fair value adjustments	868	36	16.21	904	37	16.06
Non-interest bearing deposits	491,942	—	—	535,467	—	—
Cost of funds	3,197,947	$11,807	1.46%	4,037,298	$19,743	1.94%
Other liabilities	14,904			29,833
Total stockholders' equity	376,025			543,827
Total liabilities and stockholders' equity	$3,588,876			$4,610,958
Net interest income(1)		$29,721			$36,410
Net interest spread(1)			3.35%			3.06%
Net interest margin(1)			3.44%			3.24%

(1) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%.
(2) Average loan balances include nonaccrual loans.
(3) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this release may not produce the same amounts.

CROSSFIRST BANKSHARES, INC.

QUARTER TO DATE VOLUME & RATE VARIANCE TO NET INTEREST INCOME (UNAUDITED)
	Three Months Ended
	September 30, 2019 over 2018
	Average Volume	Yield/Rate	Net Change(2)
	(Dollars in thousands)
Interest Income
Securities - taxable	$227	$(417)	$(190)
Securities - tax-exempt(1)	(509)	(237)	(746)
Federal funds sold	(24)	3	(21)
Interest-bearing deposits in other banks	198	69	267
Gross loans, net of unearned income	14,136	1,179	15,315
Total interest income(1)	14,028	597	14,625
Interest Expense
Transaction deposits	97	256	353
Savings and money market deposits	1,397	2,017	3,414
Time deposits	2,728	1,509	4,237
Total interest-bearing deposits	4,222	3,782	8,004
FHLB and short-term borrowings	(241)	172	(69)
Trust preferred securities, net of fair value adjustments	1	—	1
Total interest expense	3,982	3,954	7,936
Net interest income(1)	$10,046	$(3,357)	$6,689

(1) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%
(2) The change in interest not due solely to volume or rate has been allocated in proportion to the respective absolute dollar amounts of the change in volume or rate.

CROSSFIRST BANKSHARES, INC.

TABLE 4. LINKED QUARTERLY ANALYSIS OF CHANGES IN NET INTEREST INCOME (UNAUDITED)

	Three Months Ended
	June 30, 2019			September 30, 2019
	Average Balance	Interest Income / Expense	Average Yield / Rate(3)	Average Balance	Interest Income / Expense	Average Yield / Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Securities - taxable	$345,005	$2,611	3.04%	$335,045	$2,264	2.68%
Securities - tax-exempt(1)	374,750	3,529	3.78	392,644	3,592	3.63
Federal funds sold	15,165	96	2.55	16,315	89	2.16
Interest-bearing deposits in other banks	110,460	580	2.10	171,913	881	2.03
Gross loans, net of unearned income(2) (3)	3,398,297	47,989	5.66	3,540,707	49,327	5.53
Total interest-earning assets(1)	4,243,677	$54,805	5.18%	4,456,624	$56,153	5.00%
Allowance for loan losses	(41,277)			(43,327)
Other non-interest-earning assets	199,603			197,661
Total assets	$4,402,003			$4,610,958
Interest-bearing liabilities
Transaction deposits	$144,020	$477	1.33%	$134,987	$386	1.13%
Savings and money market deposits	1,559,979	8,955	2.30	1,743,575	9,553	2.17
Time deposits	1,305,244	8,065	2.48	1,276,571	8,064	2.51
Total interest-bearing deposits	3,009,243	17,497	2.33	3,155,133	18,003	2.26
FHLB and short-term borrowings	371,624	1,784	1.93	345,794	1,703	1.95
Trust preferred securities, net of fair value adjustments	895	37	16.79	904	37	16.06
Non-interest bearing deposits	513,320	—	—	535,467	—	—
Cost of funds	3,895,082	$19,318	1.99%	4,037,298	$19,743	1.94%
Other liabilities	20,041			29,833
Total stockholders' equity	486,880			543,827
Total liabilities and stockholders' equity	$4,402,003			$4,610,958
Net interest income(1)		$35,487			$36,410
Net interest spread(1)			3.19%			3.06%
Net interest margin(1)			3.35%			3.24%

(1) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%.
(2) Average loan balances include nonaccrual loans.
(3) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this release may not produce the same amounts.

CROSSFIRST BANKSHARES, INC.

LINKED QUARTER VOLUME & RATE VARIANCE TO NET INTEREST INCOME (UNAUDITED)
	Three Months Ended
	September 30, 2019 over June 30, 2019
	Average Volume	Yield/Rate	Net Change(2)
	(Dollars in thousands)
Interest Income
Securities - taxable	$(68)	$(279)	$(347)
Securities - tax-exempt(1)	189	(126)	63
Federal funds sold	8	(15)	(7)
Interest-bearing deposits in other banks	321	(20)	301
Gross loans, net of unearned income	2,303	(965)	1,338
Total interest income(1)	2,753	(1,405)	1,348
Interest Expense
Transaction deposits	(27)	(64)	(91)
Savings and money market deposits	1,095	(497)	598
Time deposits	(128)	127	(1)
Total interest-bearing deposits	940	(434)	506
FHLB and short-term borrowings	(103)	22	(81)
Trust preferred securities, net of FV adjustments	—	—	—
Total interest expense	837	(412)	425
Net interest income(1)	$1,916	$(993)	$923

(1) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%.
(2) The change in interest not due solely to volume or rate has been allocated in proportion to the respective absolute dollar amounts of the change in volume or rate.

CROSSFIRST BANKSHARES, INC.

TABLE 5. CONSOLIDATED BALANCE SHEETS

	December 31, 2018	September 30, 2019
		(Unaudited)
	(Dollars in thousands)
Assets
Cash and cash equivalents	$216,541	$128,126
Available for sale securities - taxable	296,133	323,531
Available for sale securities - tax-exempt	367,545	409,562
Premises and equipment, held for sale	3,444	—
Loans, net of allowance for loan losses of $37,826 and
$42,995 at December 31, 2018 and September 30, 2019, respectively	3,022,921	3,586,797
Premises and equipment, net	74,945	71,314
Restricted equity securities	14,525	16,053
Interest receivable	14,092	15,909
Foreclosed assets held for sale	—	2,471
Deferred tax asset	16,316	7,429
Goodwill and other intangible assets, net	7,796	7,720
Bank-owned life insurance	63,811	65,228
Other	9,146	17,173
Total assets	$4,107,215	$4,651,313
Liabilities and stockholders' equity
Deposits
Non-interest bearing	$484,284	$513,832
Savings, NOW and money market	1,714,136	1,922,522
Time	1,009,677	1,221,754
Total deposits	3,208,097	3,658,108
Federal funds purchased and repurchase agreements	75,406	49,810
Federal Home Loan Bank advances	312,985	307,804
Other borrowings	884	912
Interest payable and other liabilities	19,507	32,244
Total liabilities	3,616,879	4,048,878
Stockholders' equity
Redeemable preferred stock, $0.01 par value, $25 liquidation value:
authorized - 5,000,000 shares
issued - 1,200,000 and 0 shares at December 31, 2018
and September 30, 2019, respectively	12	—
Common stock, $0.01 par value:
authorized - 200,000,000 shares
issued - 45,074,322 and 51,969,203 shares at December 31, 2018
and September 30, 2019, respectively	451	520
Additional paid-in capital	454,512	518,816
Retained earnings	38,567	65,282
Other	(196)	(84)
Accumulated other comprehensive income (loss)	(3,010)	17,901
Total stockholders' equity	490,336	602,435
Total liabilities and stockholders' equity	$4,107,215	$4,651,313

CROSSFIRST BANKSHARES, INC.

TABLE 6. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2019	2018	2019
	(Dollars in thousands except per share data)
Interest Income
Loans, including fees	34,012	49,327	89,262	142,319
Available for sale securities
Taxable	2,200	1,991	5,729	6,646
Tax-exempt	3,586	2,969	11,622	8,820
Deposits with financial institutions	723	970	2,481	2,452
Dividends on bank stocks	254	272	718	801
Total interest income	40,775	55,529	109,812	161,038
Interest Expense
Deposits	9,999	18,003	26,639	51,421
Fed funds purchased and repurchase agreements	287	74	628	501
Advances from Federal Home Loan Bank	1,468	1,629	4,308	4,739
Other borrowings	53	37	184	112
Total interest expense	11,807	19,743	31,759	56,773
Net Interest Income	28,968	35,786	78,053	104,265
Provision for Loan Losses	3,000	4,850	9,000	10,550
Net Interest Income after Provision for Loan Losses	25,968	30,936	69,053	93,715
Non-Interest Income
Service charges and fees (rebates) on customer accounts	(100)	72	506	441
Gain on sale of available for sale securities	195	34	608	467
Impairment of premises and equipment held for sale	(171)	—	(171)	(424)
Gain on sale of loans	25	49	618	207
Income from bank-owned life insurance	513	476	1,511	1,416
Swap fee income, net	253	1,879	299	2,415
Other non-interest income	470	702	1,517	2,007
Total non-interest income	1,185	3,212	4,888	6,529
Non-Interest Expense
Salaries and employee benefits	12,652	14,256	43,689	43,296
Occupancy	2,132	2,080	6,199	6,301
Professional fees	766	427	2,421	1,923
Deposit insurance premiums	823	302	2,411	2,020
Data processing	528	649	1,470	1,868
Advertising	527	580	1,982	1,770
Software and communication	630	900	1,958	2,407
Depreciation and amortization	516	413	1,306	1,320
Other non-interest expense	1,301	1,565	4,153	4,858
Total non-interest expense	19,875	21,172	65,589	65,763
Net Income Before Taxes	7,278	12,976	8,352	34,481
Income tax expense (benefit)	924	2,592	(904)	5,308
Net Income	$6,354	$10,384	$9,256	$29,173
Basic Earnings Per Share(1)	$0.15	$0.22	$0.23	$0.63
Diluted Earnings Per Share(1)	$0.15	$0.21	$0.22	$0.61
(1) Share data has been adjusted to reflect a 2-for-1 stock split effected in the form of a dividend on December 21, 2018.

CROSSFIRST BANKSHARES, INC.

TABLE 7. NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures
In addition to disclosing financial measures determined in accordance with GAAP the Company discloses non-GAAP financial measures in this release. The Company believes that the non-GAAP financial measures presented in this release reflect industry conventions, or standard measures within the industry, and provide useful information to the Company's management, investors and other parties interested in the Company's operating performance. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use in this release, but these measures may not be synonymous to similar measurement terms used by other companies.

CrossFirst provides reconciliations of these non-GAAP measures below. The measures used in this release include the following:

•
We calculate "return on average tangible common equity" as net income available to common stockholders divided by average tangible common equity. Average tangible common equity is calculated as average common equity less average goodwill and intangibles and average preferred equity. The most directly comparable GAAP measure is return on average common equity.

•	We calculate ‘‘non-GAAP core operating income’’ as net income adjusted to remove non-recurring or non-core income and expense items related to:

▪
Restructuring charges and adjustments associated with the transition of our former CEO - In connection with the departure of our former CEO in the second quarter of 2018, we incurred restructuring charges in the second quarter of 2018 related to the acceleration of certain stock-based compensation and employee costs, some of which were adjusted in the fourth quarter of 2018.

▪
Impairment charges associated with two buildings that were held-for-sale - We acquired a new, larger corporate headquarters to accommodate our business needs, which eliminated the need for two smaller support buildings. The two smaller support buildings had been acquired recently and were extensively remodeled, which resulted in a difference between book and market value for those assets. We sold one of the buildings in 2018. The remaining building was sold during the second quarter of 2019.

▪
State tax credits as a result of the purchase and improvement of our new corporate headquarters. We acquired a new, larger corporate headquarters to accommodate our business needs. Our purchase and improvement of the new headquarters resulted in state tax credits.

The most directly comparable GAAP financial measure for non-GAAP core operating income is net income.

•
We calculate "tangible common stockholders' equity" as total stockholders' equity less goodwill and intangibles and preferred equity. The most directly comparable GAAP measure is total stockholders' equity.

•
We calculate ‘‘tangible book value per share’’ as tangible common stockholders' equity (defined above) divided by the total number of shares outstanding. The most directly comparable GAAP measure is book value per share.

•
We calculate "non-GAAP tax-equivalent efficiency ratio" as non-interest expense divided by net interest income plus tax-effected interest income on our tax-free municipal bond portfolio plus non-interest income. The most directly comparable financial measure is the efficiency ratio.

	Quarter Ended					Nine Months Ended
	09/30/2018	12/31/2018	03/31/2019	06/30/2019	09/30/2019	09/30/2018	09/30/2019
	(Dollars in thousands)
Return on average tangible common equity:
Net income available to common stockholders	$5,829	$9,809	$9,175	$9,439	$10,384	$7,681	$28,998

Average common equity	346,025	430,881	466,506	486,880	543,827	292,589	499,354
Less: average goodwill and intangibles	7,835	7,810	7,784	7,759	7,733	7,860	7,759
Average tangible common equity	338,190	423,071	458,722	479,121	536,094	284,729	491,595
Return on average common equity	6.68%	9.03%	7.98%	7.78%	7.58%	3.51%	7.76%
Return on average tangible common equity	6.84%	9.20%	8.11%	7.90%	7.68%	3.61%	7.89%

CROSSFIRST BANKSHARES, INC.

	Quarter Ended
	09/30/18	12/31/18	03/31/19	06/30/19	09/30/19
	(Dollars in thousands)
Non-GAAP core operating income:
Net Income	$6,354	$10,334	$9,350	$9,439	$10,384
Add: restructuring charges	—	(815)	—	—	—
Less: tax effect(1)	—	(210)	—	—	—
Restructuring charges, net of tax	—	(605)	—	—	—
Add: fixed asset impairments	171	—	—	424	—
Less: tax effect(1)	44	—	—	109	—
Fixed asset impairments, net of tax	127	—	—	315	—
Add: state tax credit(2)	—	(3,129)	(1,361)	—	—
Non-GAAP core operating income	$6,481	$6,600	$7,989	$9,754	$10,384

(1) Represents the tax impact of the adjustments above at a tax rate of 25.73%
(2) No tax effect

	Quarter Ended
	09/30/2018	12/31/2018	03/31/2019	06/30/2019	09/30/2019
	(Dollars in thousands except per share data)
Tangible common stockholders' equity:
Total Stockholders' equity	$409,780	$490,336	$480,514	$499,195	$602,435
Less: goodwill and other intangible assets	7,821	7,796	7,770	7,745	7,720
Less: preferred stock	30,000	30,000	—	—	—
Tangible common stockholders' equity	$371,959	$452,540	$472,744	$491,450	$594,715
Tangible book value per share:
Tangible common stockholders' equity	$371,959	$452,540	$472,744	$491,450	$594,715
Shares outstanding at end of period	40,261,480	45,074,322	45,202,370	45,367,641	51,969,203
Book value per share	$9.43	$10.21	$10.63	$11.00	$11.59
Tangible book value per share	$9.24	$10.04	$10.46	$10.83	$11.44

	Quarter Ended					Nine Months Ended
	09/30/2018	12/31/2018	03/31/2019	06/30/2019	09/30/2019	09/30/2018	09/30/2019
	(Dollars in thousands)
Non-GAAP Tax Equivalent Efficiency Ratio
Non-interest expense (Numerator)	$19,875	$20,166	$22,631	$21,960	$21,172	$65,589	$65,763

Net interest income	28,968	32,315	33,605	34,874	35,786	78,053	104,265
Tax equivalent interest income	753	658	616	612	624	2,440	1,852
Net interest income - tax equivalent	29,721	32,973	34,221	35,486	36,410	80,493	106,117
Non-interest income	1,185	1,195	1,645	1,672	3,212	4,888	6,529
Total tax-equivalent income (Denominator)	$30,906	$34,168	$35,866	$37,158	$39,622	$85,381	$112,646
Efficiency Ratio	65.91%	60.18%	64.20%	60.09%	54.29%	79.08%	59.36%
Non-GAAP Tax Equivalent Efficiency Ratio	64.31%	59.02%	63.10%	59.10%	53.43%	76.82%	58.38%